Exhibit 10.1

EXECUTION VERSION

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $2,365,649.00	Dated as of May 20, 2020 New York, New York

AMCI Acquisition Corp., a Delaware corporation (“Maker”), promises to pay to the order of Orion Resource Partners (USA) LP or its registered assigns or successors in interest or order (“Payee”), the principal sum of up to Two Million Three Hundred Sixty Five Thousand Six Hundred and Forty Nine Dollars ($2,365,649), together with accrued interest thereon (if applicable), in lawful money of the United States of America, on the terms and conditions described below.  All payments on this Note shall be made by check or wire transfer of immediately available funds to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note. This Note is being made in connection with Maker seeking stockholder approval to extend its termination date of May 20, 2020 for an additional five months to October 20, 2020 (the “Extension”).  In connection with the Extension, holders of shares of Maker’s Class A common stock (the “Public Shares”) were given the right to redeem their shares for a pro rata amount of the funds in Maker’s trust account (the “Trust Account”).

1.
Repayment. The principal balance of this Note and any interest accrued on the Note (if applicable) shall be payable by Maker on the earlier to occur of (i) the date on which Maker consummates its initial business combination (the “Business Combination”) and (ii) October 20, 2020 (such earlier date, the “Maturity Date”). The principal balance may be prepaid at any time, at the election of Maker, without premium or penalty.

2.
Interest. This Note shall be non-interest bearing; provided that all amounts owing by Maker under this Note shall automatically bear interest at 1% per annum (the “Default Rate”) upon the occurrence of a Third Party Business Combination (as defined below). Such interest at the Default Rate shall be cumulative and payable upon written demand.  “Third Party Business Combination” means Maker’s entry into a definitive agreement for a Business Combination with a party that is not affiliated with Payee without Payee’s written consent.

3.	Funding. Payee hereby agrees to make advances (“Advances”) to Maker as set forth below:

a.
So long as no Event of Default has occurred and is continuing, on the date hereof and on or before the 15th day of each month (such date, the “Funding Date”) during the period commencing June 15, 2020 and continuing until the earlier of September 15, 2020 and the Maturity Date, Payee shall make an Advance of Three Hundred Seventy Three Thousand One Hundred Twenty Nine Dollars and Seventy Three Cents ($373,129.73) which funds shall be deposited into the Trust Account and distributed either to: (i) all of the holders of the Public Shares upon Maker’s liquidation or (ii) holders of Public Shares who elect to have their shares redeemed in connection with the consummation of the Business Combination on or about the Maturity Date; provided that the aggregate principal amount of all Advances shall in no event exceed One Million Eight Hundred Sixty Five Thousand Six Hundred and Forty Nine Dollars ($1,865,649).

b.
So long as no Event of Default has occurred and is continuing, up to an aggregate of Five Hundred Thousand Dollars ($500,000) may be used by Payee for reasonably-incurred third party fees and expenses after May 20, 2020 to complete the Business Combination (collectively, “Working Capital”); provided, that, Payee shall not be permitted to request an Advance for Working Capital until the date that Payee has paid all accrued and unpaid fees incurred on or prior to May 20, 2020. Each Advance for Working Capital must state the amount to be drawn down, and must not be an amount less than Ten Thousand Dollars ($10,000) unless agreed upon by Maker and Payee. Payee shall fund each Advance for Working Capital no later than five (5) business days after receipt of an Advance for Working Capital.

EXECUTION VERSION

c.
Except as set forth herein, no fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any such Advances by Payee.  Any amounts prepaid pursuant to this Note shall not be available to be redrawn.

4.
Application of Payments. All payments received by Payee pursuant to this Note shall be applied first to the payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the reduction of the unpaid accrued interest (if applicable) and then to the repayment of the principal balance of this Note.

5.	Representations and Warranties. Maker hereby represents and warrants to Payee on the date hereof and on each Funding Date:

(a)     (i) Maker is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) Maker has the requisite corporate power and authority to execute, deliver and perform this Note and (iii) Maker is in compliance with all laws, orders, writs and injunctions, except, with respect to this clause (iii), to the extent that failure to be so in compliance would not have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) of Maker or the ability of Maker to comply with its obligations under this Note (such a material adverse effect, a “Material Adverse Effect”);

(b)    this Note constitutes the duly authorized, legally valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, subject to the effect of any applicable laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

(c)    Maker has obtained all necessary consents and approvals to and for the execution, delivery and performance of this Note, and no other authorization, consent, approval, license, order or exemption of, or filing or registration with, any domestic or foreign court or governmental department, commission, board, bureau, agency, or instrumentality is or will be necessary to the valid execution, delivery or performance by Maker of this Note or to its enforcement by Payee; and

(d)     the execution, delivery and performance by Maker of this Note does not and will not (i) contravene or violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect and applicable to Maker, or any property of Maker, or (ii) violate Maker’s organizational documents.

6.	Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)            Failure to Make Required Payments. Failure by Maker to pay the principal amount or interest due pursuant to this Note within five (5) business days of the Maturity Date.

(b)         Voluntary Bankruptcy, etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

EXECUTION VERSION

(c)            Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

(d)           Cross-Default.  Any definitive written agreement between the Payee and either the Maker or AMCI Sponsor LLC (the “Sponsor”) is breached by the Maker or the Sponsor, as applicable, in any material respect and not cured during the applicable cure period.

(e)            Representations and Warranties.  Any representation or warranty made by Maker herein shall be incorrect in any material respect (or, in the case of any representation and warranty qualified by materiality, in all respects) when made.

(f)             Enforceability.  This Note, the Pledge Agreement (as defined below) or the Guarantee (as defined below), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or the satisfaction in full of all the obligations hereunder, ceases to be in full force and effect; or Maker or any affiliate of Maker contests in writing the validity or enforceability of any provision of this Note; or Maker denies in writing that it has any or further liability or obligation under this Note (other than as a result of repayment in full of the obligations hereunder), or purports in writing to revoke or rescind this Note (other than in accordance with its terms).

7.	Remedies.

(a)          Upon the occurrence of an Event of Default specified in Section 6(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)          Upon the occurrence of an Event of Default specified in Sections 6(b) and 6(c) hereof, the unpaid principal balance of this Note and all other amounts payable hereunder, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

8.    Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real or personal property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9.   Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

10.  Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

EXECUTION VERSION

11. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

12.  Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.  Trust Waiver.  Notwithstanding anything herein to the contrary, Payee hereby waives any claim in or to any distribution of or from the Trust Account established in connection with Maker’s initial public offering (the “IPO”), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any claim against the Trust Account (including any distributions therefrom) for any reason whatsoever; provided, however, that upon the consummation of the Business Combination, Maker shall repay the principal balance of this Note out of the proceeds released to Maker from the Trust Account after payment to holders of the Public Shares in accordance with Section 4 hereof. The foregoing shall bind any permitted assignee or transferee of this Note.

14.  Amendment; Waiver.  Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

15.  Assignment.  No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that the foregoing shall not apply to an affiliate of Payee who agrees to be bound to the terms of this Note.

16.  Termination of Term Sheet.  The Confidential Binding Term Sheet for Extension Loan to AMCI Acquisition Corp., dated as of May 7, 2020, by and among Maker, the Sponsor and Payee, is hereby terminated and shall have no further force or effect.

17.  Third Party Business Combination.  Notwithstanding anything to the contrary contained herein, following the occurrence of a Third Party Business Combination, no amounts under this Note shall become due and payable (and Maker shall have no obligations or liabilities hereunder) if Payee elects to realize upon Maker securities pledged by the Sponsor pursuant to Section 7 of that certain Security and Pledge Agreement, dated as of the date hereof (the “Pledge Agreement”), by and between Payee and the Sponsor, executed in connection with the Limited Recourse Guaranty Agreement executed by the Sponsor in favor of Payee (the “Guarantee”) on the date hereof (and Payee acknowledges that any such election pursuant to Section 7 of the Pledge Agreement shall be deemed to constitute full satisfaction of this Note).

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EXECUTION VERSION

       IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

AMCI ACQUISITION CORP.

By:	/s/ William Hunter
Name: William Hunter
Title: Chief Executive Officer

Acknowledged and
Accepted:

ORION RESOURCE PARTNERS (USA) LP

By:	/s/ Richard Gashler
Name: Richard Gashler
Title: CCO